Exhibit 99.1

Willbros Reports Third Quarter 2017 Results

•	Increased focus on growing Utility T&D business with exit of US Mainline Pipeline business; no impact on Facilities, Pipeline Integrity or Lineal businesses

•	Term Loan amendment increases covenant flexibility

•	Company to host conference call at 9am CT on November 9, 2017

HOUSTON, TX, November 8, 2017 — Willbros Group, Inc. (NYSE: WG) today reported an operating loss of $27.8 million in the third quarter of 2017 compared to an operating loss of $6.3 million in the third quarter of 2016. Revenue in the third quarter of 2017 totaled $240.8 million, an increase of $13.3 million sequentially and compares to $174.8 million in the third quarter of 2016. Operating results for the third quarter of 2017 include $13.0 million of losses on three pipeline projects in the Oil & Gas segment and margin erosion in the Utility T&D segment on two projects plus customer volume reserves totaling $8.4 million.

For the third quarter of 2017, the Company reported a loss from continuing operations of $32.7 million, or $(0.52) per share, compared to a loss from continuing operations of $10.7 million, or $(0.17) per share, in the third quarter of 2016. Adjusted EBITDA from continuing operations was $(23.5) million for the third quarter of 2017 compared to $0.3 million for the third quarter of 2016.

For the nine months ended September 30, 2017, loss from continuing operations was $51.6 million, or $(0.83) per share, compared to a $29.7 million loss from continuing operations, or $(0.49) per share, for the nine months ended September 30, 2016. Adjusted EBITDA from continuing operations was $(27.0) million for the nine months ended September 30, 2017 compared to $3.7 million for the nine months ended September 30, 2016.

On November 6, 2017, the Company reached agreement with its lender to borrow an additional $15 million under its Term Loan and to amend the associated financial covenants. This amendment provides for a covenant holiday for the third and fourth quarter of 2017 and less stringent covenants for all of 2018.

Michael J. Fournier, President and CEO, commented, “The operating loss in the third quarter is a disappointment. While we may recover some of the project cost overruns through future change orders, these operating results required us to enhance our liquidity and seek covenant relief from our lender. Further, the risk profile we have experienced with our U.S. mainline pipeline business is not sustainable. Thus, we intend to exit this business and are in exclusive discussions with a potential buyer. These actions do not impact our U.S. facilities, pipeline integrity or Lineal businesses.

We will be assessing options to refinance our debt agreements during the first half of 2018 and we are pursuing a strategic process to accelerate expansion of our Utility T&D business.”

1 of 4 CONTACT: Stephen W. Breitigam SVP Investor Relations Willbros 713-403-8172

Included in this press release are certain non-GAAP financial measures, including Adjusted EBITDA from continuing operations and Covenant EBITDA from continuing operations. A related reconciliation of each of these non-GAAP measures is included in the accompanying schedules.

Backlog

At September 30, 2017, the Company reported total backlog of $741.3 million, a decrease of $67.3 million from the June 30, 2017 balance. Twelve month backlog of $543.9 million at September 30, 2017 reflects a small decrease from the $546.9 million reported at June 30, 2017. A substantial portion of the total backlog decline is attributable to the expiration of existing multi-year MSA contracts. We will rebid these MSA’s as they come up for renewal but we do not include these new contracts in backlog until they are signed.

Segment Operating Results

Utility T&D

The Utility T&D segment reported revenue in the third quarter of $129.9 million, down $21.8 million, or 14%, sequentially and primarily due to reduced transmission work in our Chapman business unit. Driven primarily by lower revenue, margin erosion on two discrete projects and recognition of a volume reserve triggered by receipt of a new customer forecast for 2017 services, the segment generated an operating loss of $7.5 million in the third quarter of 2017 compared to operating income of $11.0 million in the second quarter of 2017.

Oil & Gas

For the third quarter of 2017, the Oil & Gas segment reported revenue of $75.3 million, up 54% sequentially as the mainline pipeline and Lineal businesses operated at high activity levels throughout the quarter. Three projects were located in the same area and hampered by weather and terrain issues, along with other operating issues. Losses on these projects contributed to an operating loss of $14.8 million for the segment in the third quarter of 2017.

Canada

Canada reported revenue of $35.6 million for the third quarter of 2017, an $8.9 million increase when compared to the second quarter of 2017. Revenue in the maintenance business has returned to near historical levels towards the end of the third quarter while activity associated with our industrial and pipeline construction businesses remain depressed. The segment operated at near break-even status as it reported an operating loss of $0.3 million in the third quarter of 2017.

2 of 4 CONTACT: Stephen W. Breitigam SVP Investor Relations Willbros 713-403-8172

Liquidity and Debt

Total liquidity (defined as cash and cash equivalents plus revolver availability) at September 30, 2017 was $48.8 million, a decrease of $1.8 million from the end of the second quarter of 2017. Cash and cash equivalents totaled $31.3 million at September 30, 2017. During the third quarter of 2017 we borrowed $12 million under the revolving credit facility, plus an additional $17 million on November 6, 2017, to support our working capital and operating needs. The revolving credit facility expires in August 2018.

At September 30, 2017, the principal amount due on our Term Loan remained unchanged from the prior quarter at $92.2 million. With the recent amendment to our Term Loan, the principal balance will increase to $107.2 million.

Guidance

Jeff Kappel, Willbros Chief Financial Officer, commented, “We are reaffirming revenue guidance for 2017 to range between $850 million to $900 million, excluding the Tank Services business. For 2018, we anticipate revenue to range between $750 million and $825 million, excluding the U.S. Mainline Pipeline and Tank Services businesses.”

Conference Call

In conjunction with this release, Willbros has scheduled a conference call, which will be broadcast live over the internet, on Thursday, November 9, 2017 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

What:	Willbros Third Quarter 2017 Earnings Conference Call

When:	Thursday, November 9, 2017 - 10 a.m. Eastern Time

How:	Live via phone - By dialing 1-844-850-0544 (U.S. Toll Free), 1-855-669-9657 (Canada Toll Free) or 1-412-317-5201 (International) a few minutes prior to the start time and asking for the Willbros Group, Inc. call.

Live over the internet - By logging on to the website at the following address: http://www.willbros.com. The webcast can be accessed from the investor relations home page.

A replay will be available through November 16, 2017 and may be accessed by calling 1-877-344-7529 (U.S. Toll Free), 1-855-669-9658 (Canada Toll Free) or 1-412-317-0088 (International) using Replay Access Code 10114025. Also, an archive of the webcast will be available shortly after the call on www.willbros.com.

3 of 4 CONTACT: Stephen W. Breitigam SVP Investor Relations Willbros 713-403-8172

Willbros is a specialty energy infrastructure contractor serving the oil and gas and power industries with offerings that primarily include construction, maintenance and facilities development services. For more information on Willbros, please visit our web site at www.willbros.com.

This announcement contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from these statements, including unanticipated accounting or other issues regarding any material weaknesses in internal control over financial reporting; inability of the Company or its independent auditor to confirm relevant information or data; unanticipated issues that prevent or delay the Company’s independent auditor from completing its review of financial statements or that require additional efforts, procedures or review; the untimely filing of financial statements; pending and potential investigations and lawsuits; the identification of one or more issues that require restatement of one or more other prior period financial statements; ability to remain in compliance with, or obtain additional waivers or amendments under, or refinance, the Company’s existing loan agreements; ability to dispose of businesses and assets in a timely manner at reasonable valuations; the existence of other material weaknesses in internal control over financial reporting; contract and billing disputes; availability of quality management; availability and terms of capital; changes in, or the failure to comply with, government regulations; the promulgation, application, and interpretation of environmental laws and regulations; future E&P capital expenditures; oil, gas, gas liquids, and power prices and demand; the amount and location of planned pipelines; development trends of the oil and gas, and power industries; as well as other risk factors described from time to time in the Company’s documents and reports filed with the SEC. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

SCHEDULES TO FOLLOW

###

4 of 4 CONTACT: Stephen W. Breitigam SVP Investor Relations Willbros 713-403-8172

WILLBROS GROUP, INC.

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Income Statement
Contract revenue
Oil & Gas	$75,284	$33,100	$146,748	$147,174
Utility T&D	129,906	106,422	397,097	313,066
Canada	35,583	35,355	88,275	107,343
Eliminations	—	(56)	—	(290)

	240,773	174,821	632,120	567,293
Operating expenses
Oil & Gas	90,050	37,483	172,284	158,193
Utility T&D	137,381	102,160	392,804	299,584
Canada	35,879	35,696	93,625	106,229
Unallocated Corporate Costs	5,252	5,857	15,691	22,098
Eliminations	—	(56)	—	(290)

	268,562	181,140	674,404	585,814
Operating income (loss)
Oil & Gas	(14,766)	(4,383)	(25,536)	(11,019)
Utility T&D	(7,475)	4,262	4,293	13,482
Canada	(296)	(341)	(5,350)	1,114
Unallocated Corporate Costs	(5,252)	(5,857)	(15,691)	(22,098)

Operating loss	(27,789)	(6,319)	(42,284)	(18,521)
Non-operating expenses
Interest expense	(3,817)	(3,564)	(10,972)	(10,433)
Interest income	8	12	23	443
Debt covenant suspension and extinguishment charges	—	—	—	(63)
Other, net	21	2	2	—

	(3,788)	(3,550)	(10,947)	(10,053)

Loss from continuing operations before income taxes	(31,577)	(9,869)	(53,231)	(28,574)
Provision (benefit) for income taxes	1,132	792	(1,665)	1,146

Loss from continuing operations	(32,709)	(10,661)	(51,566)	(29,720)
Loss from discontinued operations net of provision for income taxes	(1,496)	(1,325)	(1,508)	(3,836)

Net loss	$(34,205)	$(11,986)	$(53,074)	$(33,556)

Basic loss per share attributable to Company shareholders:
Continuing operations	$(0.52)	$(0.17)	$(0.83)	$(0.49)
Discontinued operations	(0.02)	(0.02)	(0.02)	(0.06)

	$(0.54)	$(0.19)	$(0.85)	$(0.55)

Diluted loss per share attributable to Company shareholders:
Continuing operations	$(0.52)	$(0.17)	$(0.83)	$(0.49)
Discontinued operations	(0.02)	(0.02)	(0.02)	(0.06)

	$(0.54)	$(0.19)	$(0.85)	$(0.55)

Cash Flow Data
Continuing operations
Cash provided by (used in)
Operating activities	$(22,574)	$(5,290)	$(21,557)	$(8,232)
Investing activities	591	1,888	2,280	6,639
Financing activities	11,962	(2,349)	9,152	(8,570)
Foreign exchange effects	641	(308)	1,055	620
Discontinued operations	(575)	(408)	(1,056)	(7,030)
Other Data (Continuing Operations)
Weighted average shares outstanding
Basic	62,310	61,640	62,105	61,258
Diluted	62,310	61,640	62,105	61,258
Adjusted EBITDA from continuing operations(1)	$(23,501)	$331	$(26,954)	$3,659
Purchases of property, plant and equipment	806	628	2,132	2,528
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA from continuing operations (1)
Loss from continuing operations	$(32,709)	$(10,661)	$(51,566)	$(29,720)
Interest expense	3,817	3,564	10,972	10,433
Interest income	(8)	(12)	(23)	(443)
Provision (benefit) for income taxes	1,132	792	(1,665)	1,146
Depreciation and amortization	4,643	5,385	14,600	16,694
Debt covenant suspension and extinguishment charges	—	—	—	63
Stock based compensation	587	868	2,121	3,269
Restructuring and reorganization costs	(91)	308	535	4,587
Accounting and legal fees associated with the restatements	240	4	617	(42)
Fort McMurray wildfire related costs	—	—	—	523
(Gain) loss on disposal of property and equipment	(1,112)	83	(2,545)	(2,851)

Adjusted EBITDA from continuing operations(1)	$(23,501)	$331	$(26,954)	$3,659
Gain on disposal of property and equipment, normal course of business	1,112	124	2,545	3,181
Changes in project loss provision	3,936	1,470	487	828
Letter of credit fees	421	349	1,237	1,047
Provision for bad debt	60	66	178	106
Exit of Tank Services	85	773	1,230	3,152

Covenant EBITDA from continuing operations(2)	$(17,887)	$3,113	$(21,277)	$11,973

	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Balance Sheet Data
Cash and cash equivalents	$31,294	$41,249	$36,693	$41,420
Working capital	56,620	84,033	75,756	89,323
Total assets	400,553	382,108	366,285	363,036
Total debt	100,927	88,179	87,466	89,189
Stockholders’ equity	86,295	118,624	118,614	135,137
Backlog Data (3)
12 Month Backlog by Reporting Segment
Oil & Gas	$159,213	$116,366	$87,750	$28,827
Utility T&D	329,531	355,480	362,749	349,998
Canada	55,127	75,051	77,918	41,041

12 Month Backlog	$543,871	$546,897	$528,417	$419,866

12 Month Backlog exclusive of Exited Services
12 Month Backlog, as reported	$543,871	$546,897	$528,417	$419,866
U.S. Mainline Pipeline Construction Services 12 Month Backlog	47,123	58,097	45,084	5,434
Tank Services 12 Month Backlog	21,099	26,351	28,813	15,189

12 Month Backlog, exclusive of Exited Services	$475,649	$462,449	$454,520	$399,243

Total By Reporting Segment
Oil & Gas	$159,213	$116,366	$87,750	$28,827
Utility T&D	459,417	540,876	605,706	656,838
Canada	122,644	151,336	158,999	106,793

Total Backlog	$741,274	$808,578	$852,455	$792,458

Total Backlog exclusive of Exited Services
Total Backlog, as reported	$741,274	$808,578	$852,455	$792,458
U.S. Mainline Pipeline Construction Services Total Backlog	47,123	58,097	45,084	5,434
Tank Services Total Backlog	21,099	26,351	28,813	15,189

Total Backlog, exclusive of Exited Services	$673,052	$724,130	$778,558	$771,835

(1)	Adjusted EBITDA from continuing operations is defined as income (loss) from continuing operations before interest expense, income tax expense (benefit) and depreciation and amortization, adjusted for items broadly consisting of selected items which management does not consider representative of our ongoing operations and certain non-cash items of the Company. Management uses Adjusted EBITDA from continuing operations as a supplemental performance measure for comparing normalized operating results with corresponding historical periods and with the operational performance of other companies in our industry and for presentations made to analysts, investment banks and other members of the financial community who use this information in order to make investment decisions about us.

Adjusted EBITDA from continuing operations is not a financial measurement recognized under U.S. generally accepted accounting principles, or U.S. GAAP. When analyzing our operating performance, investors should use Adjusted EBITDA from continuing operations in addition to, and not as an alternative for, net income, operating income, or any other performance measure derived in accordance with U.S. GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. Because all companies do not use identical calculations, our presentation of Adjusted EBITDA from continuing operations may be different from similarly titled measures of other companies.

(2)	Covenant EBITDA from continuing operations is a non-GAAP measure that conforms to the definition of Consolidated EBITDA in the Company’s 2014 Term Credit Agreement which includes certain special items. Management uses Covenant EBITDA from continuing operations to determine the Company’s compliance with certain financial covenants under the 2014 Term Credit Agreement.
(3)	Backlog is anticipated contract revenue from uncompleted portions of existing contracts and contracts whose award is reasonably assured. Master Service Agreement (“MSA”) backlog is estimated for the remaining term of the contract. MSA backlog is determined based on historical trends inherent in the MSAs, factoring in seasonal demand and projecting customer needs based on ongoing communications. Backlog is not a term recognized under U.S. GAAP; however, it is a common measurement used in our industry.